Exhibit 5.1

DLA Piper LLP (US)
One Liberty Place 1650 Market Street, Suite 5000 Philadelphia, PA 19103-7300
www.dlapiper.com
May 31, 2022

Axogen, Inc.
13631 Progress Boulevard, Suite 400
Alachua, Florida 32615

RE: Axogen, Inc. - Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Axogen, Inc., a Minnesota corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the registration of 2,500,000 shares (the “Plan Shares”) of the Company’s common stock, par value $0.01 per share, issuable under the Axogen, Inc. Second Amended and Restated 2019 Long-Term Incentive Plan (the “Second A&R Long-Term Incentive Plan”), as referenced in the Registration Statement.

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction as being true copies, of the Amended and Restated Articles of Incorporation of the Company, as filed with the Secretary of State of the State of Minnesota, and the Amended and Restated Bylaws of the Company, and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Plan Shares have been duly authorized and, when and to the extent issued in accordance with the terms of the Second A&R Long-Term Incentive Plan and any award agreement entered into under the Second A&R Long-Term Incentive Plan, the Plan Shares will be validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the laws of the State of Minnesota.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the U.S. Securities and Exchange Commission thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent change if applicable.

Very truly yours,
/s/ DLA Piper LLP (US)